EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2019 Second Quarter Results

Highlights

  Net income of $16.4 million, or $0.67 diluted earnings per share
  Book value per share increased 2.2% to $26.66
  Tangible book value per share increased 3.8% to $18.36
  Acquisition of HomeStar Financial Group, Inc. completed on July 17, 2019

EFFINGHAM, Ill., July 25, 2019 (GLOBE NEWSWIRE) --  Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $16.4 million, or $0.67 diluted earnings per share, for the second quarter of 2019.  This compares to net income of $14.0 million, or $0.57 diluted earnings per share, for the first quarter of 2019, and net income of $12.8 million, or $0.52 diluted earnings per share, for the second quarter of 2018, which included $2.0 million in integration and acquisition expenses.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continue to execute well on our strategic priorities and deliver solid financial results for our shareholders.  We had another strong quarter of production in our equipment finance business, generated significant non-interest income from a diverse range of business lines, and continued to drive improved efficiencies throughout our organization.  We were very pleased to complete our acquisition of HomeStar Financial Group, Inc. in just over three months after announcing the transaction.  With its leading market position in Kankakee, Illinois, attractive deposit base, excess liquidity, and strong team of community bankers, we believe that HomeStar adds significant value to our franchise.”

Net Interest Income

Net interest income for the second quarter of 2019 was $46.1 million, an increase of 1.0% from $45.6 million for the first quarter of 2019.  Excluding accretion income, net interest income decreased $0.4 million from the prior quarter.  Accretion income associated with purchased loan portfolios totaled $3.4 million for the second quarter of 2019, compared with $2.5 million for the first quarter of 2019.

Relative to the second quarter of 2018, net interest income decreased $2.2 million, or 4.6%.  Accretion income for the second quarter of 2018 was $5.5 million.  Excluding the impact of accretion income, net interest income was relatively unchanged compared to the second quarter of 2018.

Net Interest Margin

Net interest margin for the second quarter of 2019 was 3.76%, compared to 3.73% for the first quarter of 2019.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 25 and 17 basis points to net interest margin in the second quarter of 2019 and first quarter of 2019, respectively.  Excluding the impact of accretion income, net interest margin decreased five basis points from the first quarter of 2019, primarily due to the impact of higher average deposit costs.

Relative to the second quarter of 2018, net interest margin decreased from 3.91%.  Accretion income on purchased loan portfolios contributed 40 basis points to net interest margin in the second quarter of 2018.  Excluding the impact of accretion income, net interest margin was unchanged compared to the second quarter of 2018.

Noninterest Income

Noninterest income for the second quarter of 2019 was $19.6 million, an increase of 14.7% from $17.1 million for the first quarter of 2019.  The increase was attributable to increases in most major noninterest income items.

Relative to the second quarter of 2018, noninterest income increased 23.6% from $15.8 million.  The increase was primarily attributable to higher commercial FHA revenue, partially offset by a decline in residential mortgage banking revenue.

Wealth management revenue for the second quarter of 2019 was $5.5 million, an increase of 11.1% from $5.0 million in the first quarter of 2019, primarily due to an increase in trust fees.  Compared to the second quarter of 2018, wealth management revenue increased 3.5%.

Commercial FHA revenue for the second quarter of 2019 was $4.9 million, compared to $3.3 million in the first quarter of 2019.  Commercial FHA revenue in the second quarter of 2019 included a $0.6 million recapture of mortgage servicing rights impairment, lower loan costs and an increase in gain premiums.  The Company originated $42.2 million in rate lock commitments during the second quarter of 2019, compared to $64.5 million in the prior quarter.  Compared to the second quarter of 2018, commercial FHA revenue increased $4.6 million.

Noninterest Expense

Noninterest expense for the second quarter of 2019 was $40.2 million, which included $0.3 million in integration and acquisition expenses and a $0.5 million gain on mortgage servicing rights held for sale, compared with $41.1 million for the first quarter of 2019, which included $0.2 million in integration and acquisition expenses.  The decrease was primarily attributable to lower salaries and employee benefits expense, partially offset by higher professional fees.

Relative to the second quarter of 2018, noninterest expense decreased 13.5% from $46.5 million, which included $2.0 million in integration and acquisition expenses and a $0.2 million loss on mortgage servicing rights held for sale.  Excluding these items, noninterest expense decreased 8.6% from $44.2 million.  The decrease was primarily due to lower salaries and employee benefits expense and certain non-recurring items that impacted expense levels in the second quarter of 2018.

Loan Portfolio

Total loans outstanding were $4.07 billion at June 30, 2019, compared with $4.09 billion at March 31, 2019 and $4.10 billion at June 30, 2018.  The decrease in total loans from March 31, 2019 was primarily attributable to declines in the commercial real estate and residential real estate portfolios, which was partially offset by organic growth in commercial loans and leases and construction and land development loans.  Equipment finance balances increased $74.0 million from March 31, 2019, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.  The decrease in total loans from June 30, 2018 was primarily attributable to a decline in commercial real estate and residential real estate loans, partially offset by organic growth in commercial loans and leases and consumer loans.

Deposits

Total deposits were $4.01 billion at June 30, 2019, compared with $4.04 billion at March 31, 2019, and $4.16 billion at June 30, 2018.  The decrease in total deposits from March 31, 2019 was primarily related to the intentional reduction of $111.7 million in brokered money market deposits and brokered time deposits.

Asset Quality

Nonperforming loans totaled $50.7 million, or 1.24% of total loans, at June 30, 2019, compared with $49.3 million, or 1.20% of total loans, at March 31, 2019, and $28.3 million, or 0.69% of total loans, at June 30, 2018.

Net charge-offs for the second quarter of 2019 were $1.2 million, or 0.12% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $4.1 million for the second quarter of 2019, which included a specific reserve for one credit placed on non-accrual during the prior quarter.  The Company’s allowance for loan losses was 0.64% of total loans and 51.2% of nonperforming loans at June 30, 2019, compared with 0.56% of total loans and 46.9% of nonperforming loans at March 31, 2019.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.39% of total loans at June 30, 2019, compared with 0.47% of total loans at March 31, 2019.

Capital

At June 30, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	June 30, 2019	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.49%	10.00%
Tier 1 capital to risk-weighted assets	10.85%	8.00%
Tier 1 leverage ratio	9.27%	5.00%
Common equity Tier 1 capital	9.38%	6.50%
Tangible common equity to tangible assets (1)	8.20%	NA

(1)   A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measure.

Acquisition of HomeStar Financial Group, Inc.

On July 17, 2019, the Company completed its acquisition of HomeStar Financial Group, Inc. and its banking subsidiary, HomeStar Bank and Financial Services, which operates 5 locations in the Kankakee, Illinois area, and which the Company intends to merge into the Bank. The Company acquired HomeStar for consideration of approximately $1.0 million in cash and the issuance of 405,000 shares of the Company’s common stock.  At closing, HomeStar had approximately $374.4 million in assets, $219.5 million in loans, and $321.8 million in deposits.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 26, 2019 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; conference ID: 8484268.  A recorded replay can be accessed through August 2, 2019 by dialing (855) 859-2056; conference ID: 8484268.

A slide presentation relating to the second quarter 2019 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2019, the Company had total assets of approximately $5.55 billion and its Wealth Management Group had assets under administration of approximately $3.13 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018	2018	2018
Earnings Summary
Net interest income	$46,077	$45,601	$48,535	$45,081	$48,286
Provision for loan losses	4,076	3,243	3,467	2,103	1,854
Noninterest income	19,587	17,075	21,170	18,272	15,847
Noninterest expense	40,194	41,097	45,375	50,317	46,452
Income before income taxes	21,394	18,336	20,863	10,933	15,827
Income taxes	5,039	4,354	4,527	2,436	3,045
Net income	16,355	13,982	16,336	8,497	12,782
Preferred stock dividends, net	34	34	34	35	36
Net income available to common shareholders	$16,321	$13,948	$16,302	$8,462	$12,746

Diluted earnings per common share	$0.67	$0.57	$0.67	$0.35	$0.52
Weighted average shares outstanding - diluted	24,303,211	24,204,661	24,200,346	24,325,743	24,268,111
Return on average assets	1.17%	1.01%	1.14%	0.59%	0.91%
Return on average shareholders' equity	10.43%	9.23%	10.81%	5.68%	8.77%
Return on average tangible common equity (1)	15.34%	13.79%	16.40%	8.69%	13.48%
Net interest margin	3.76%	3.73%	3.85%	3.59%	3.91%
Efficiency ratio (1)	61.58%	64.73%	65.50%	63.02%	67.76%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$16,196	$14,098	$16,397	$15,632	$14,469
Adjusted diluted earnings per common share (1)	$0.66	$0.58	$0.67	$0.64	$0.59
Adjusted return on average assets (1)	1.16%	1.02%	1.14%	1.09%	1.03%
Adjusted return on average shareholders' equity (1)	10.33%	9.31%	10.85%	10.45%	9.93%
Adjusted return on average tangible common equity (1)	15.19%	13.90%	16.46%	16.02%	15.27%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018
Net interest income:
Total interest income	$60,636	$59,432	$61,592	$56,987	$58,283
Total interest expense	14,559	13,831	13,057	11,906	9,997
Net interest income	46,077	45,601	48,535	45,081	48,286
Provision for loan losses	4,076	3,243	3,467	2,103	1,854
Net interest income after provision for loan losses	42,001	42,358	45,068	42,978	46,432
Noninterest income:
Wealth management revenue	5,504	4,953	5,651	5,467	5,316
Commercial FHA revenue	4,917	3,270	4,194	3,130	326
Residential mortgage banking revenue	611	834	1,041	1,154	2,116
Service charges on deposit accounts	2,639	2,520	2,976	2,804	2,693
Interchange revenue	3,010	2,680	2,941	2,759	2,929
Gain (loss) on sales of investment securities, net	14	-	469	-	(70)
Other income	2,892	2,818	3,898	2,958	2,537
Total noninterest income	19,587	17,075	21,170	18,272	15,847
Noninterest expense:
Salaries and employee benefits	21,134	22,039	23,020	22,528	23,467
Occupancy and equipment	4,500	4,832	4,914	5,040	4,708
Data processing	4,987	4,891	5,660	10,817	5,106
Professional	2,410	2,073	2,752	3,087	3,185
Amortization of intangible assets	1,673	1,810	1,852	1,853	1,576
(Gain) loss on mortgage servicing rights held for sale	(515)	-	-	270	188
Other expense	6,005	5,452	7,177	6,722	8,222
Total noninterest expense	40,194	41,097	45,375	50,317	46,452
Income before income taxes	21,394	18,336	20,863	10,933	15,827
Income taxes	5,039	4,354	4,527	2,436	3,045
Net income	16,355	13,982	16,336	8,497	12,782
Preferred stock dividends, net	34	34	34	35	36
Net income available to common shareholders	$16,321	$13,948	$16,302	$8,462	$12,746

Basic earnings per common share	$0.67	$0.58	$0.68	$0.35	$0.53
Diluted earnings per common share	$0.67	$0.57	$0.67	$0.35	$0.52

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2019	2019	2018	2018	2018
Assets
Cash and cash equivalents	$245,415	$276,480	$213,700	$242,433	$276,331
Investment securities	613,026	656,152	660,785	685,753	708,001
Loans	4,073,527	4,092,106	4,137,551	4,156,282	4,095,811
Allowance for loan losses	(25,925)	(23,091)	(20,903)	(19,631)	(18,246)
Total loans, net	4,047,602	4,069,015	4,116,648	4,136,651	4,077,565
Loans held for sale, at fair value	22,143	16,851	30,401	35,246	41,449
Premises and equipment, net	94,824	94,514	94,840	95,062	94,783
Other real estate owned	3,797	2,020	3,483	3,684	3,911
Mortgage servicing rights, at lower of cost or fair value	54,191	52,957	53,447	51,626	52,381
Mortgage servicing rights held for sale	159	257	3,545	4,419	4,806
Intangible assets	33,893	35,566	37,376	39,228	41,081
Goodwill	164,673	164,673	164,673	164,044	164,044
Cash surrender value of life insurance policies	140,593	139,686	138,783	138,600	137,681
Other assets	125,739	133,609	119,992	127,866	128,567
Total assets	$5,546,055	$5,641,780	$5,637,673	$5,724,612	$5,730,600

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$902,286	$941,344	$972,164	$991,311	$1,001,802
Interest-bearing deposits	3,108,921	3,094,944	3,102,006	3,151,895	3,158,055
Total deposits	4,011,207	4,036,288	4,074,170	4,143,206	4,159,857
Short-term borrowings	113,844	115,832	124,235	145,450	114,536
FHLB advances and other borrowings	582,387	669,009	640,631	652,253	678,873
Subordinated debt	94,215	94,174	94,134	94,093	94,053
Trust preferred debentures	48,041	47,918	47,794	47,676	47,559
Other liabilities	56,473	54,391	48,184	47,788	43,187
Total liabilities	4,906,167	5,017,612	5,029,148	5,130,466	5,138,065
Total shareholders’ equity	639,888	624,168	608,525	594,146	592,535
Total liabilities and shareholders’ equity	$5,546,055	$5,641,780	$5,637,673	$5,724,612	$5,730,600

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2019	2019	2018	2018	2018
Loan Portfolio
Commercial loans and leases	$1,149,370	$1,122,621	$1,074,935	$1,034,546	$991,164
Commercial real estate loans	1,524,369	1,560,427	1,639,155	1,711,926	1,711,296
Construction and land development loans	250,414	239,376	232,229	239,480	247,889
Residential real estate loans	552,406	569,051	578,048	586,134	601,808
Consumer loans	596,968	600,631	613,184	584,196	543,654
Total loans	$4,073,527	$4,092,106	$4,137,551	$4,156,282	$4,095,811

Deposit Portfolio
Noninterest-bearing demand deposits	$902,286	$941,344	$972,164	$991,311	$1,001,802
Interest-bearing:
Checking accounts	1,009,023	968,844	1,002,275	1,047,914	1,024,506
Money market accounts	732,573	802,036	862,171	836,151	843,984
Savings accounts	442,017	457,176	442,132	445,640	460,560
Time deposits	785,337	685,700	633,787	633,654	638,215
Brokered time deposits	139,971	181,188	161,641	188,536	190,790
Total deposits	$4,011,207	$4,036,288	$4,074,170	$4,143,206	$4,159,857

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Average Balance Sheets
Cash and cash equivalents	$162,110	$152,078	$155,280	$154,526	$227,499
Investment securities	636,946	654,764	676,483	700,018	731,017
Loans	4,086,720	4,128,893	4,139,831	4,106,367	3,982,958
Loans held for sale	40,177	30,793	51,981	48,715	31,220
Nonmarketable equity securities	44,217	44,279	42,708	42,770	38,872
Total interest-earning assets	4,970,170	5,010,807	5,066,283	5,052,396	5,011,566
Non-earning assets	618,023	618,996	624,378	639,323	639,864
Total assets	$5,588,193	$5,629,803	$5,690,661	$5,691,719	$5,651,430

Interest-bearing deposits	$3,107,660	$3,093,979	$3,123,134	$3,172,422	$3,158,816
Short-term borrowings	120,859	135,337	143,869	139,215	120,794
FHLB advances and other borrowings	607,288	673,250	645,642	608,153	573,107
Subordinated debt	94,196	94,156	94,115	94,075	94,035
Trust preferred debentures	47,982	47,848	47,737	47,601	47,488
Total interest-bearing liabilities	3,977,985	4,044,570	4,054,497	4,061,466	3,994,240
Noninterest-bearing deposits	921,115	919,185	989,954	989,142	1,025,308
Other noninterest-bearing liabilities	60,363	51,838	46,487	47,654	47,229
Shareholders' equity	628,730	614,210	599,723	593,457	584,653
Total liabilities and shareholders' equity	$5,588,193	$5,629,803	$5,690,661	$5,691,719	$5,651,430

Yields
Cash and cash equivalents	2.43%	2.42%	2.24%	1.96%	1.79%
Investment securities	3.11%	3.07%	3.04%	3.01%	2.91%
Loans	5.32%	5.22%	5.28%	4.88%	5.21%
Loans held for sale	4.50%	3.94%	3.92%	4.17%	3.79%
Nonmarketable equity securities	5.42%	5.69%	5.20%	5.01%	4.97%
Total interest-earning assets	4.94%	4.85%	4.87%	4.52%	4.71%
Interest-bearing deposits	1.09%	0.97%	0.86%	0.77%	0.64%
Short-term borrowings	0.70%	0.71%	0.67%	0.61%	0.38%
FHLB advances and other borrowings	2.34%	2.32%	2.26%	2.09%	1.81%
Subordinated debt	6.43%	6.43%	6.43%	6.44%	6.44%
Trust preferred debentures	7.17%	7.38%	6.93%	6.81%	6.59%
Total interest-bearing liabilities	1.47%	1.39%	1.28%	1.16%	1.00%
Net interest margin	3.76%	3.73%	3.85%	3.59%	3.91%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018	2018	2018
Asset Quality
Loans 30-89 days past due	$21,554	$23,999	$25,213	$22,678	$19,362
Nonperforming loans	50,676	49,262	42,899	38,561	28,342
Nonperforming assets	54,473	51,282	45,899	41,638	31,542
Net charge-offs	1,242	1,055	2,195	718	1,312
Loans 30-89 days past due to total loans	0.53%	0.59%	0.61%	0.55%	0.47%
Nonperforming loans to total loans	1.24%	1.20%	1.04%	0.93%	0.69%
Nonperforming assets to total assets	0.98%	0.91%	0.81%	0.73%	0.55%
Allowance for loan losses to total loans	0.64%	0.56%	0.51%	0.47%	0.45%
Allowance for loan losses to nonperforming loans	51.16%	46.87%	48.73%	50.91%	64.38%
Net charge-offs to average loans	0.12%	0.10%	0.21%	0.07%	0.13%

Wealth Management
Trust assets under administration	$3,125,869	$3,097,091	$2,945,084	$3,218,013	$3,188,909

Market Data
Book value per share at period end	$26.66	$26.08	$25.50	$24.96	$24.92
Tangible book value per share at period end (1)	$18.36	$17.68	$17.00	$16.38	$16.25
Market price at period end	$26.72	$24.06	$22.34	$32.10	$34.26
Shares outstanding at period end	23,897,038	23,827,438	23,751,798	23,694,637	23,664,596

Capital
Total capital to risk-weighted assets	13.49%	13.25%	12.79%	12.35%	12.27%
Tier 1 capital to risk-weighted assets	10.85%	10.65%	10.25%	9.85%	9.78%
Tier 1 leverage ratio	9.27%	8.92%	8.53%	8.24%	8.16%
Tier 1 common capital to risk-weighted assets	9.38%	9.16%	8.76%	8.37%	8.28%
Tangible common equity to tangible assets (1)	8.20%	7.74%	7.43%	7.03%	6.96%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018	2018	2018
Income before income taxes - GAAP	$21,394	$18,336	$20,863	$10,933	$15,827
Adjustments to noninterest income:
Gain (loss) on sales of investment securities, net	14	-	469	-	(70)
Other	(23)	-	(1)	(12)	(48)
Total adjustments to noninterest income	(9)	-	468	(12)	(118)
Adjustments to noninterest expense:
(Gain) loss on mortgage servicing rights held for sale	(515)	-	-	270	188
Integration and acquisition expenses	286	160	553	9,559	2,019
Total adjustments to noninterest expense	(229)	160	553	9,829	2,207
Adjusted earnings pre tax	21,174	18,496	20,948	20,774	18,152
Adjusted earnings tax	4,978	4,398	4,551	5,142	3,683
Adjusted earnings - non-GAAP	16,196	14,098	16,397	15,632	14,469
Preferred stock dividends, net	34	34	34	35	36
Adjusted earnings available to common shareholders - non-GAAP	$16,162	$14,064	$16,363	$15,597	$14,433
Adjusted diluted earnings per common share	$0.66	$0.58	$0.67	$0.64	$0.59
Adjusted return on average assets	1.16%	1.02%	1.14%	1.09%	1.03%
Adjusted return on average shareholders' equity	10.33%	9.31%	10.85%	10.45%	9.93%
Adjusted return on average tangible common equity	15.19%	13.90%	16.46%	16.02%	15.27%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Noninterest expense - GAAP	$40,194	$41,097	$45,375	$50,317	$46,452
Gain (loss) on mortgage servicing rights held for sale	515	-	-	(270)	(188)
Integration and acquisition expenses	(286)	(160)	(553)	(9,559)	(2,019)
Adjusted noninterest expense	$40,423	$40,937	$44,822	$40,488	$44,245

Net interest income - GAAP	$46,077	$45,601	$48,535	$45,081	$48,286
Effect of tax-exempt income	526	543	574	585	541
Adjusted net interest income	46,603	46,144	49,109	45,666	48,827

Noninterest income - GAAP	$19,587	$17,075	$21,170	$18,272	$15,847
Mortgage servicing rights (recapture) impairment	(559)	25	(1,380)	297	500
(Gain) loss on sales of investment securities, net	(14)	-	(469)	-	70
Other	23	-	1	12	48
Adjusted noninterest income	19,037	17,100	19,322	18,581	16,465

Adjusted total revenue	$65,640	$63,244	$68,431	$64,247	$65,292

Efficiency ratio	61.58%	64.73%	65.50%	63.02%	67.76%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2019	2019	2018	2018	2018
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$639,888	$624,168	$608,525	$594,146	$592,535
Adjustments:
Preferred stock	(2,684)	(2,733)	(2,781)	(2,829)	(2,876)
Goodwill	(164,673)	(164,673)	(164,673)	(164,044)	(164,044)
Other intangibles	(33,893)	(35,566)	(37,376)	(39,228)	(41,081)
Tangible common equity	$438,638	$421,196	$403,695	$388,045	$384,534

Total Assets to Tangible Assets:
Total assets—GAAP	$5,546,055	$5,641,780	$5,637,673	$5,724,612	$5,730,600
Adjustments:
Goodwill	(164,673)	(164,673)	(164,673)	(164,044)	(164,044)
Other intangibles	(33,893)	(35,566)	(37,376)	(39,228)	(41,081)
Tangible assets	$5,347,489	$5,441,541	$5,435,624	$5,521,340	$5,525,475

Common Shares Outstanding	23,897,038	23,827,438	23,751,798	23,694,637	23,664,596

Tangible Common Equity to Tangible Assets	8.20%	7.74%	7.43%	7.03%	6.96%
Tangible Book Value Per Share	$18.36	$17.68	$17.00	$16.38	$16.25

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Net income available to common shareholders	$16,321	$13,948	$16,302	$8,462	$12,746

Average total shareholders' equity—GAAP	$628,730	$614,210	$599,723	$593,457	$584,653
Adjustments:
Preferred stock	(2,708)	(2,759)	(2,812)	(2,859)	(2,905)
Goodwill	(164,673)	(164,673)	(164,051)	(164,044)	(158,461)
Other intangibles	(34,689)	(36,438)	(38,394)	(40,228)	(44,098)
Average tangible common equity	$426,660	$410,340	$394,466	$386,326	$379,189
ROATCE	15.34%	13.79%	16.40%	8.69%	13.48%